                          REGISTRATION RIGHTS AGREEMENT


                  THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of July 26, 1999, is made and entered into by and between Telenetics Corporation, a California corporation ("Company"), and Hal Tenney ("Holder").

                                    RECITALS

                  A. Holder has been issued 15,142 shares (the "Shares") of the Company's Common Stock, no par value per share (the "Common Stock"), pursuant to the terms and conditions of that certain Asset Purchase Agreement dated of even date herewith among the Company, Holder, T. Brent Henderson, Robert McLean and Drew Lance (the "Asset Purchase Agreement").

                  B. In accordance with the requirements of the Asset Purchase Agreement, the Company desires to provide Holder with registration rights with respect to the Shares owned by Holder upon the terms and conditions hereinafter set forth.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions hereinafter set forth, the parties hereto hereby agree as follows:

         1.       DEFINITIONS.

                  1.1 "COMMON STOCK" shall mean the Common Stock, no par value per share, of the Company.

                  1.2 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  1.3 "REGISTRABLE SECURITIES" shall mean (i) the Shares and
(ii) any securities issued or issuable with respect to such Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consideration or other reorganization. As to any particular Registrable Securities, once issued, such shares shall cease to be Registrable Securities when (a) such shares shall have been registered under the Securities Act, the registration statement with respect to the sale of such shares shall have become effective under the Securities Act and such shares shall have been disposed of pursuant to such effective registration statement,
(b) such shares shall have been distributed pursuant to Rule 144 (or any similar provision relating to the disposition of securities then in force) under the Securities Act, (c) such shares shall have been otherwise transferred, new certificates or other evidences of ownership for them not bearing a legend restricting further transfer and not subject to any stop-transfer order or other restrictions on transfer shall have been delivered by the Company and subsequent disposition of such shares shall not require registration or qualification of such shares under the Securities Act or any state securities laws then in force, or (d) such shares shall cease to be outstanding, including as a result of the provisions of Section 2(c) of the Asset Purchase Agreement.

                  1.4 "REGISTRATION EXPENSES" shall have the meaning set forth in Section 2.4.

                  1.5 "SEC" shall mean the Securities and Exchange Commission.

                  1.6 "SECURITIES ACT" shall mean the Securities Act of 1993, as amended.

                  1.7 "SHARES" shall have the meaning set forth in the recitals to this Agreement.

         2.       REGISTRATION UPON OCCURRENCE OF CERTAIN EVENT.

                  2.1 REGISTRATION OBLIGATION. The Company shall use its best efforts to file with the SEC on or before July 31, 1999 a registration statement with respect to the Registrable Securities in the manner described in Section 3 hereof and use its best efforts to cause such registration statement to become effective on or before November 1, 1999.

                  2.2 REGISTRATION EXPENSES. The Company will pay all Registration Expenses (as defined in Section 2.4) in connection with a registration requested pursuant to this Section 2, whether or not such registration becomes effective under the Securities Act.

                  2.3 EFFECTIVE REGISTRATION STATEMENT. A registration pursuant to this Section 2 will not be deemed to have been effected unless the registration statement relating thereto has become effective under the Securities Act; PROVIDED, HOWEVER, that if, after such registration statement has become effective, the offering of Registrable Shares pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected.

                  2.4 REGISTRATION EXPENSES. As used in this Agreement, "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all SEC, stock exchange, National Association of Securities Dealers, Inc. or Nasdaq registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the Company in connection with blue sky qualification of the Registrable Securities), rating agency fees, printing expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and all independent certified public accountants (including the expenses of any annual audit, special audit or "cold comfort" letters required by or incident to such performance and compliance), securities acts liability insurance (if the Company so desires), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other persons retained by the Company.

        3. REGISTRATION PROCEDURE. In effecting the registration of the Registrable Securities as provided in this Agreement, the Company shall, at its sole expense:

                  (a) Prepare and file with the SEC a registration statement with respect to the Registrable Securities and use its best efforts to cause such registration statement to become effective; PROVIDED, HOWEVER, that before filing with the SEC a registration statement or prospectus or any amendments or supplements thereto, the Company will (i) furnish to counsel selected by Holder copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and (ii) notify Holder of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective until April 15, 2002 or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold, and comply with the provisions of the Act with respect to the disposition of all the Registrable Securities covered by such registration statement during such period;

                  (c) Furnish to Holder copies of the registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act and such other documents as Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Holder;

                  (d) Use its best efforts to register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by Holder and do any and all other acts and things which may be reasonably necessary or advisable to enable Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by Holder; PROVIDED, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction, or (iii) file a general consent to service of process in any such jurisdiction;

                  (e) Use its best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable Holder to consummate the disposition of such Registrable Securities;

                  (f) Immediately notify Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Company will promptly prepare and furnish to Holder a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (g) Enter into such customary agreements and take all such other actions as Holder reasonably requests in order to expedite or facilitate the disposition of such Registrable Securities, including customary indemnification;

                  (h) Make available for inspection by Holder and any attorney, accountant or other agent retained by Holder (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement; and

                  (i) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC.

                  The Company may require Holder to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing.

                  Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph 3(f), Holder will forthwith discontinue disposition of Registrable Securities, pursuant to the registration statement covering such Registrable Securities until Holder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph 3(f), and, if so directed by the Company, Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in paragraph 3(b) shall be extended by the greater of (i) three months or (ii) the number of days during the period from and including the date of the giving of such notice pursuant to paragraph 3(f) to and including the date when Holder shall have received the copies of the supplemented or amended prospectus contemplated by paragraph 3(f).

         4.       INDEMNIFICATION.

                  4.1 INDEMNIFICATION BY THE COMPANY. In connection with the registration of the Registrable Securities under the Securities Act pursuant to this Agreement, the Company will, and it hereby does, indemnify and hold harmless, to the full extent permitted by law, Holder, each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls Holder or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the Company's prior written consent) to which Holder or any such underwriter or controlling person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arising out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse Holder and each such underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, liability, action or proceedings; PROVIDED, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expenses arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by Holder or underwriter or controlling person specifically stating that it is for use in the preparation thereof; and PROVIDED, FURTHER, that the Company will not be liable to Holder or any person who participates as an underwriter in the offering or sale of Registrable Securities or any other person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 4.1 with respect to any preliminary prospectus as then amended or supplemented as the case may be, to the extent that any such loss, claim, damage or liability of Holder, underwriter or controlling person results from the fact that Holder or underwriter or controlling person sold Registrable Securities to a person to whom there was not sent or give, at or prior to the written confirmation of such sale, a copy of the final prospectus (including any documents incorporated by reference therein), whichever is most recent, if the Company has previously furnished copies thereof to Holder or underwriter or controlling person and such final prospectus, as then amended or supplemented, has corrected any such misstatement or omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Holder or any underwriter or controlling person and shall survive the transfer of such securities by Holder.

                  4.2 INDEMNIFICATION BY HOLDER. The Company may require, as a condition to including the Registrable Securities in any registration statement filed in accordance with this Agreement, that the Company shall have received an undertaking reasonably satisfactory to it from Holder or any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4.1) the Company and its controlling persons and all other prospective sellers and their respective controlling persons with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instruction duly executed by Holder or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or Holder and shall survive the transfer of such securities by Holder; PROVIDED, HOWEVER, that Holder shall not be liable to the Company under this Section 4.2 for any amounts exceeding the product of the purchase price per Registrable Security and the number of Registrable Securities being sold pursuant to such registration statement or prospectus by Holder.

                  4.3 NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the latter of the commencement of such action; PROVIDED, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 4, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgement a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof, and the indemnifying party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

                  4.4 OTHER INDEMNIFICATION. Indemnification similar to that specified in the preceding Sections 4.1, 4.2 and 4.3 (with appropriate modifications) shall be give by the Company and Holder with respect to any required registration or other qualification of securities under any federal or state law or regulation of governmental authority other than the Securities Act.

        5. RULE 144. The Company hereby covenants that the Company shall file in a timely manner all reports required to be filed by it under the Securities Act and the Exchange Act (to the extent the Company is subject to the Exchange Act) and the rules and regulations adopted by the SEC thereunder, and it will take such further action as Holder may reasonably request, all to the extent required from time to time to enable Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC relating to the disposition of securities. Upon the request of Holder, the Company will deliver to Holder a written statement as to whether it has complied with such requirements, in addition, the Company hereby agrees that for a period of three months following the date on which a registration statement filed pursuant to this Agreement shall have become effective, the Company shall not deregister such securities under Section 12 of the Exchange Act (even if then permitted to do so pursuant to the Exchange Act and the rules and regulations promulgated thereunder).

        6. NO INCONSISTENT AGREEMENTS. The Company will not hereafter enter into any agreement with respect to any of its securities which is inconsistent with the rights granted to Holder in this Agreement.

        7. REMEDIES. The Company acknowledges and agrees that in the event of any breach of this Agreement by it, Holder would be irreparably harmed and could not be made whole by monetary damages. The Company accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that Holder, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction for such action.

        8. SALE WITHOUT REGISTRATION. At the time of any transfer of any Registrable Securities which shall not be registered under the Securities Act, the Company may require, as a condition of allowing such transfer, that Holder or the transferee furnish to the Company: (a) such information as is reasonably necessary in order to establish that such transfer may be made without registration under the Securities Act; and (b) at the expense of Holder or the transferee, an opinion of counsel, satisfactory in form and substance to the Company, to the effect that such transfer may be made without registration under the Securities Act; PROVIDED, that nothing contained in this Section 8 shall relieve the Company from complying with any request for registration, qualification or compliance made pursuant to these registration rights provisions.

         9.       GENERAL PROVISIONS.

                  9.1 WAIVERS. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party taking such action or compliance with any representation, warranty, covenant, or agreement contained herein or in any ancillary document. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach. The waiver by any party of any of the conditions precedent to its respective obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement.

                  9.2 NOTICES. All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, by courier service, telecopied, or mailed by registered or certified mail, postage prepaid, return receipt requested, to the party to whom the same is so delivered or mailed:

                      (a)      if to the Company:

                               Telenetics Corporation
                               26772 Vista Terrace Drive
                               Lake Forest, California 92630
                               Attn: Michael A. Armani

                               With a copy to:

                               Rutan & Tucker, L.L.P.
                               611 Anton Blvd., Ste. 1400
                               Costa Mesa, California  92626
                               Attn: Larry A. Cerutti, Esq.


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


                      (b)      if to Holder:

                               Hal Tenney
                               9117 Turtle Creek Lane
                               Fair Oaks, California 95628

or to such other address as any of the above shall have specified by notice hereunder. Notices delivered personally, by mail or telecopied shall be deemed communicated as of actual receipt.

                  9.3 ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes any and all prior agreements and undertakings, oral or written, concerning the subject matter hereof. This Agreement may not be changed or terminated orally, and may only be changed or terminated by a writing signed by the party against whom such change or termination is sought.

                  9.4 BINDING EFFECT; BENEFITS. This Agreement shall inure to the benefit of and shall be binding upon and enforceable by the parties hereto and their respective heirs, legal representatives, successors, and assigns. Nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the parties hereto any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

                  9.5 HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  9.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                  9.7 RULES OF CONSTRUCTION. In this Agreement, unless the context otherwise requires, words in the singular include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and, when the sense so indicates, words of the neuter gender may refer to any gender.

                  9.8 ASSIGNMENT. This Agreement is not assignable without the prior written consent of the nonassigning party or parties.

                  9.9 GOVERNING LAW; VENUE. The validity, performance, and enforcement of this Agreement shall be governed by the laws of the State of California. Any action commenced hereunder shall be conducted before a court of appropriate jurisdiction in Orange County, California.

                  9.10 COOPERATION. The parties agree to execute such further documents and take such further actions as necessary to carry out the provisions of this Agreement and to fully accomplish its purpose and intent.

                  9.11 DISPUTE RESOLUTION. Except for matters with respect to which injunctive relief is sought, all claims, disputes and other matters in controversy (a "dispute") arising directly or indirectly out of or related to this Agreement, or the breach thereof, whether contractual or noncontractual, and whether during the term or after the termination of this Agreement, shall be resolved exclusively according to the procedures set forth in this Section 9.11.

                       (a) MEDIATION. Neither party shall commence an arbitration proceeding pursuant to the provisions of Section 9.11(b) unless that party first gives a written notice (a "Dispute Notice") to the other party setting forth the nature of the dispute. The parties shall attempt in good faith to resolve the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association ("AAA") in effect on the date of the Dispute Notice. If the parties cannot agree on the selection of a mediator within twenty
(20) days after delivery of the Dispute Notice, the mediator will be selected by the AAA. If the dispute has not been resolved by mediation as provided above within sixty (60) days after delivery of the Dispute Notice, then the dispute shall be determined by arbitration in accordance with the provisions of Section 9.11(b).

                       (b) ARBITRATION.

                           (1) Any dispute that is not settled through mediation
as provided in Section 9.11(a) above shall be resolved by arbitration in Orange County, California, governed by the Federal Arbitration Act, 9 U.S.C. ss. 1 et seq, and administered by the American Arbitration Association under its Commercial Arbitration Rules in effect on the date of the Dispute Notice, as modified by the provisions of this Section 9.11(b), by a single arbitrator. Persons eligible to be selected as an arbitrator shall be limited to lawyers with excellent academic and professional credentials (i) who are or have been a partner in a highly respected law firm for at least 15 years specializing in either general commercial litigation or general corporate and commercial matters and (ii) who have had both training and experience as an arbitrator. Each party shall be entitled to strike on a peremptory basis, for any reason or no reason, any or all of the names of potential arbitrators on the list submitted to the parties by the AAA as being qualified in accordance with the criteria set forth herein. If the parties cannot agree on a mutually acceptable single arbitrator from the one or more lists submitted by the AAA, the AAA shall designate three persons who, in its opinion, meet the criteria set forth herein, which designees may include persons named on any list previously submitted by the AAA. Each party shall be entitled to strike one of such three designees on a peremptory basis, indicating its order of preference with respect to the remaining designees, and the selection of the arbitrator shall be made from among such designee(s) which have not been so stricken by either party in accordance with their indicated order of mutual preference to the extent possible. The arbitrator shall base the award on applicable law and judicial precedent and, unless both parties agree otherwise, shall include in such award the findings of fact and conclusions of law upon which the award is based. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                           (2) Notwithstanding the foregoing, if the dispute is
determined by a single arbitrator as contemplated, or if the parties agree to a panel of three arbitrators to be selected in accordance with the applicable AAA rules, and in the event the dispute is determined by less than the unanimous decision of the three arbitrators, then upon the application by either party to a court for an order confirming, modifying or vacating the award, the court shall have the power to review whether, as a matter of law based on the findings of fact determined by the arbitrator, the award should be confirmed, modified or vacated in order to correct any errors of law made by the arbitrator. In order to effectuate judicial review limited to issues of law, the parties agree (and shall stipulate to the court) that the findings of fact made by the arbitrator shall be final and binding on the parties and shall serve as the facts to be submitted to and relied on by the court in determining the extent to which the award should be confirmed, modified or vacated.

                       (c) COSTS AND ATTORNEYS' FEES. If either party fails to proceed with mediation or arbitration as provided herein or unsuccessfully seeks to stay such mediation or arbitration, or fails to comply with any arbitration award, or is unsuccessful in vacating or modifying the award pursuant to a petition or application for judicial review, the other party shall be entitled to be awarded costs, including reasonable attorneys' fees, paid or incurred by such other party in successfully compelling such arbitration or defending against the attempt to stay, vacate or modify such arbitration award and/or successfully defending or enforcing the award.

                       (d) TOLLING STATUTE OF LIMITATIONS. All applicable statutes of limitations and defenses based upon the passage of time shall be tolled while the procedures specified in this Section 9.11 are pending. The parties will take such action, if any, required to effectuate such tolling.

                  9.12 ATTORNEYS' FEES. The prevailing party in any proceedings (including, without limitation any arbitration proceedings) arising in connection with this Agreement shall be entitled to reimbursement for his or its reasonable costs incurred in connection therewith, including attorneys' fees.

                  9.13 SET-OFF. Each party hereto shall be entitled to set-off against any amount it may owe to any other party under this Agreement or any other agreement executed in connection herewith any and all amounts that are due to that party by such other party under or in connection with the terms of this Agreement.

                  9.14 TIME OF ESSENCE. Time is of essence in connection with the performance of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and date first above written.

                                            TELENETICS CORPORATION


                                            By: /S/ Michael A. Armani
                                               ---------------------------------
                                                    Michael A. Armani, President

                                                          "Company"


                                                 /S/ Hal Tenney
                                                --------------------------------
                                                     Hal Tenney

                                                           "Holder"


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